AMENDMENT NO. 2

TO THE

     AMENDED AND RESTATED SAN JOAQUIN BANCORP/MACLIN

EXECUTIVE SALARY CONTINUATION AGREEMENT

WHEREAS, San Joaquin Bancorp, formerly San Joaquin Bank, (the “Employer”) and Bart Hill (the "Executive") entered into an Amended and Restated Executive Salary Continuation Agreement on October 3, 1996, amended and restated on June 18, 2004 (the "Agreement");

WHEREAS, the Agreement provides (in Section 10.10) that the Agreement may be amended in a writing signed by each party to the Agreement; and

WHEREAS, the parties desire to amend the Agreement to make changes necessary to comply with Code Section 409A.

NOW, THEREFORE, the Agreement is hereby amended effective as of January 1, 2008 as follows:

1. Section 1.6 (Disability/Disabled) is amended by deleting subsection 1.6(a) and adding the following provision to the end of subsection 1.6(b):

provided that the definition of “disability” applied under the LTD Plan complies with the requirements of Code Section 409A and the related Treasury Regulations.

2. Section 1.14 (Sale of Business) is amended by replacing "twenty-four months" with "twelve months" in subsection 1.14((iv) .

3. Section 1 (Terms and Definitions) is amended by adding a new Section 1.16 to read as follows:

1.16 Separation from Service. The term “Separation from Service” shall mean a termination of services provided by the Executive to his Employer, whether voluntarily or involuntarily, other than by reason of death, Disability, or upon a Sale of Business as determined by the Employer in accordance with Treasury Regulation §1.409A -1(h).

4. Section 1 (Terms and Definitions) is amended by adding a new Section 1.17 to read as follows:

1.17 Specified Employee. The term “Specified Employee” shall mean any Executive who is determined to be a “key employee” (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Employer in accordance with Treas. Reg. §1.409A -1(i). In determining whether an Executive is a Specified Employee, the following provisions shall apply:

(a) The Employer’s identification of the individuals who fall within the definition of “key employee” under Code Section 416(i) (without regard to paragraph (5) thereof) shall be based upon the 12-month period ending on each December 31st (referred to below as the “identification date”). In applying the applicable provisions of Code Section 416(i) to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c) -2; and

(b) Each Executive who is among the individuals identified as a “key employee” in accordance with subsection 1.16(a) shall be treated as a Specified Employee for purposes of this Agreement if such Executive experiences a Separation from Service during the 12-month period that begins on the April 1st following the applicable identification date.

5. Section 3.3 (Payments in the Event of Disability) is amended by deleting the last sentence of such section.

6. Section 3 (Payments of Annual Benefits) is amended by adding a new Section 3.7 to read as follows:

3.7 Payment Delay for Specified Employees. Notwithstanding any provision in this Agreement to the contrary, in the event that any payment date under this Agreement is determined to be after an Executive's Separation from Service and the Executive to whom the payment relates is determined to be a Specified Employee, then to the extent deemed necessary to comply with Treas. Reg. §1.409A -3(i)(2), payment shall not begin before the end of the six-month period following such Executive’s Separation from Service and any amount due to such Executive shall be actuarially increased to account for the six-month delay in payment date.

7. Section 10.10 (Modifications) is amended by adding the following sentence to the end of such section.

Any amendment or termination of this Agreement shall comply with the provisions of Code Section 409A and the related Treasury Regulations.

Signature page to follow

IN WITNESS WHEREOF, the Employer and the Executive have executed this Amendment No. 2 on December 29, 2008 in the City of Bakersfield, California.

EMPLOYER: SAN JOAQUIN BANCORP By: /s/ Bruce Maclin Bruce Maclin, Chairman & CEO By: /s/ Stephen Annis Stephen Annis	EXECUTIVE: /s/ Bart Hill Bart Hill, President